LIMITED POWER OF ATTORNEY

I, Anne M. Tatlock, appoint MARK A. ROCHE and RUSSELL W. HAHN to serve as my Attorneys-In-Fact and Agents and to exercise the powers and discretions set forth below:

1. To execute on my behalf any and all Securities and Exchange Commission Forms 4 and 5 relating to the disclosure of my beneficial ownership of securities in Fortune Brands, Inc.; and

2. To execute all such other documents or things in my name as the Agents may deem necessary to meet filing requirements of the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934.

This Power of Attorney shall at all times be binding with respect to all actions taken by the Agent in accordance with the terms of this Power of Attorney.  The powers granted by this Power of Attorney shall lapse and cease to have any effect on
August 31, 2006.

I, Anne M. Tatlock, have executed this Limited Power of Attorney on this 29th day of July, 2003.

      /s/ Anne M. Tatlock
      Anne M. Tatlock

Subscribed and sworn to me
on this 29th day of July, 2003.

/s/ Angela M. Pla
Notary Public